CONSOLIDATED FINANCIAL STATEMENTS
PROVIDENCE HUMAN SERVICES, LLC
Nine Months Ended September 30, 2015 and 2014

PROVIDENCE HUMAN SERVICES, LLC

Consolidated Financial Statements

PROVIDENCE HUMAN SERVICES, LLC
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,294	$26,322
Accounts receivable, net of allowance of $9,638 and $4,756	43,336	42,389
Prepaid expenses and other current assets	4,095	2,969
Total current assets	69,725	71,680
Property and equipment, net	14,798	11,435
Goodwill	6,414	6,414
Intangible assets, net	1,676	2,276
Deferred income taxes	178	178
Other assets	956	990
	$93,747	$92,973
LIABILITIES AND MEMBER'S EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$16,408	$19,584
Medical claims and benefits payable	3,231	2,820
Deferred revenue	1,030	472
Income taxes payable	649	288
Total current liabilities	21,318	23,164
Note payable	600	600
Other long-term liabilities	1,844	1,669
Total liabilities	23,762	25,433
Member's equity	69,985	67,540
	$93,747	$92,973

See accompanying notes.

PROVIDENCE HUMAN SERVICES, LLC
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(unaudited)
Service revenue	$81,646	$82,287	$273,057	$273,607
Operating expenses:
Service expense	45,025	46,872	146,108	155,099
General and administrative expense	41,623	40,538	138,195	129,894
Provision for doubtful accounts	2,005	1,416	5,807	4,265
Depreciation and amortization	1,197	582	3,412	1,823
Total operating expenses	89,850	89,408	293,522	291,081
Loss before income taxes	(8,204)	(7,121)	(20,465)	(17,474)
Provision for income taxes	120	75	361	225
Comprehensive loss	$(8,324)	$(7,196)	$(20,826)	$(17,699)

See accompanying notes.

PROVIDENCE HUMAN SERVICES, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2015	2014
	(unaudited)
Operating activities:
Comprehensive loss	$(20,826)	$(17,699)
Adjustments to reconcile comprehensive loss to net cash provided by operating activities:
Intercompany transactions forgiven by The Providence Service Corporation parent	23,271	26,000
Depreciation and amortization	3,412	1,823
Provision for doubtful accounts	5,807	4,265
Deferred income taxes	—	11
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	(6,754)	(6,403)
Prepaid expenses and other current assets	(1,126)	(764)
Accrued expenses	(3,643)	3,626
Accounts payable	411	(256)
Deferred revenue	558	(186)
Income taxes	361	214
Net cash provided by operating activities	1,471	10,631
Investing activities:
Purchases of equipment	(5,708)	(1,931)
Other, net	209	(202)
Net cash used in investing activities	(5,499)	(2,133)
Net (decrease) increase in cash and cash equivalents	(4,028)	8,498
Cash and cash equivalents at beginning of period	26,322	20,140
Cash and cash equivalents at end of period	$22,294	$28,638

Supplemental cash flow information:

	Nine Months Ended September 30,
	2015	2014
	(unaudited)
Details of business combinations:
Fair value of:
Assets acquired	$—	$5,178
Note payable to seller	—	(600)
Contingent consideration liability incurred	—	(202)
Net cash contributed by The Providence Service Corporation parent for the Company's business combinations	$—	$4,376

See accompanying notes.

PROVIDENCE HUMAN SERVICES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015
(In thousands)

1. Basis of Presentation
Organization and Operations
Providence Human Services, LLC, a Delaware limited liability company (the Company, or PHS), in which The Providence Service Corporation (the PSC Parent) is the sole member. The Company provides accessible, outcome-based behavioral/mental health and social services with operations in 23 states and the District of Columbia. The Company's counselors, social workers and behavioral health professionals work with clients, primarily in the client's home or community, who are eligible for government assistance due to income level, disabilities or court order.
On November 1, 2015, 100% of the Company's member interest was acquired from the Parent by Molina Healthcare, Inc. (Molina). On November 10, 2015, Molina completed the private offering of $700 million aggregate principal amount of 5.375% senior notes (the 5.375% Notes). The 5.375% Notes are guaranteed by the Company and certain of its wholly owned subsidiaries. See Note 4, "Supplemental Condensed Consolidating Financial Information," for more information.
Segment Information
The Company's subsidiaries share similar characteristics with regard to the clients they serve, the nature of services provided, and the method by which services are delivered. The Company's subsidiaries are also subject to similar regulatory environments and long-term economic prospects; as such, the Company presents one reportable segment.
Consolidation and Interim Financial Information
The consolidated financial statements include the accounts of Providence Human Services, LLC and its subsidiaries. In the opinion of management, all adjustments considered necessary for a fair presentation of the results as of the date and for the interim periods presented have been included; such adjustments consist of normal recurring adjustments. All significant intercompany balances and transactions have been eliminated in consolidation. Financial information related to subsidiaries acquired during any year is included only for periods subsequent to their acquisition.
The consolidated results of operations for the current interim period are not necessarily indicative of the results for the entire year ending December 31, 2015. The unaudited consolidated interim financial statements have been prepared under the assumption that users of the interim financial data have either read or have access to the audited consolidated financial statements for the fiscal year ended December 31, 2014. Accordingly, certain disclosures that would substantially duplicate the disclosures contained in the December 31, 2014 audited consolidated financial statements have been omitted. These unaudited consolidated interim financial statements should be read in conjunction with the Company's December 31, 2014 audited consolidated financial statements.
Seasonality
The Company experiences lower client demand for its home and community based services during the holiday and summer seasons which generally results in lower revenue during those periods. However, operating expenses do not vary significantly with these changes. As a result, the Company typically experiences lower operating margins during the holiday and summer seasons.
Evaluation of Subsequent Events
The Company has evaluated subsequent events through the date these financial statements were available to be issued.

PROVIDENCE HUMAN SERVICES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015
(In thousands)

2. Significant Accounting Policies
Fair Value of Financial Instruments
The carrying amounts of current assets, current liabilities and the note payable approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization or payment.
Revenue Recognition
The majority of the Company's contracts are negotiated fee-for-service arrangements with payers. The Company has generally been successful in retaining its payer contracts. However, a significant number of the Company's payer contracts allow the payer to terminate the contract immediately for cause, such as for the Company's failure to meet the contract obligations. Additionally, these contracts typically permit the payer to terminate the contract at any time prior to the stated expiration date without cause, at will and without penalty to the payer, either upon expiration of a short notice period, typically 30 days, or immediately, in the event of federal or state appropriations supporting the programs serviced by the contract are reduced or eliminated.
Fee-For-Service (FFS) contracts. Revenue related to services provided under FFS contracts is recognized at the time services are rendered and collection is determined to be probable. Such services are provided at established billing rates. As services are rendered, contract-specific documentation is prepared describing each service, time spent, and billing code to determine and support the value of each service provided and billed. The timing and amount of collection are dependent upon compliance with the billing requirements specified by each payer. Failure to comply with these requirements could delay the collection of amounts due to the Company under a contract or result in adjustments to amounts billed.
The performance of the Company’s contracts is subject to the condition that sufficient funds are appropriated, authorized and allocated by each state, city or other local government. If sufficient appropriations, authorizations and allocations are not provided by the respective state, city or other local government, the Company is at risk for uncollectible amounts or immediate termination or renegotiation of the financial terms of the Company’s contracts.
Cost-based service contracts. Revenues from the Company’s cost-based service contracts are recorded based on a combination of allowable direct costs, indirect overhead allocations, and stated allowable margins on those incurred costs. These revenues are compared to annual contract budget limits and, depending on reporting requirements, reductions of revenue may be recorded for certain contingencies. The Company annually submits projected costs for the coming year, which assist the contracting payers in establishing the annual contract amount to be paid for services provided under the contracts. The Company submits monthly cost reports which are used by the payers to determine the need for any payment adjustments. Completion of the cost report review process may range from one month to several years. In cases where funds paid to the Company exceed the allowable costs to provide services under contract, the Company may be required to repay amounts previously received.
The Company’s cost reports are generally audited by payers annually. The Company periodically reviews its provisional billing rates and allocation of costs and provides for estimated payment adjustments. The Company believes that adequate provisions have been made in its consolidated financial statements for any material adjustments that might result from the outcome of any cost report audits. Differences between the amounts provided and the settlement amounts are recorded in the Company’s consolidated statement of income in the year of settlement. Such settlements have historically not been material.

PROVIDENCE HUMAN SERVICES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015
(In thousands)

Annual block purchase contract. The Company’s annual block purchase contract requires the Company to provide or arrange for behavioral health services to eligible populations of beneficiaries as defined in the contract. The Company must provide a complete range of behavioral health clinical, case management, therapeutic and administrative services. The Company is obligated to provide services only to those clients with a demonstrated medical necessity. The Company’s annual funding allocation amount may be increased when its patient service encounters exceed the contract amount; however, such increases are subject to government appropriation. There is no contractual limit to the number of eligible beneficiaries that may be assigned to the Company, or a specified limit to the level of services that may be provided to these beneficiaries if the services are deemed to be medically necessary. Therefore, the Company is at-risk if the costs of providing necessary services exceed the associated reimbursement.
The terms of the contract may be reviewed prospectively and amended as necessary to ensure adequate funding of the Company’s contractual obligations; however, there is no assurance that amendments will be approved or that funding will be adequate.
Income Taxes
The Company and its subsidiaries are included in the consolidated federal income tax returns of the PSC Parent. Federal income taxes are allocated to the Company in an amount generally equivalent to the amount that would be expensed by the Company as if it filed a consolidated federal return separate from the PSC Parent.
Deferred tax assets and liabilities are determined based on differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance which includes amounts for net operating loss and tax credit carryforwards, for which the Company has concluded that it is more likely than not that these net operating loss and tax credit carryforwards will not be realized in the ordinary course of operations. The Company recognizes interest and penalties related to income taxes as a component of income tax expense.
The provision for income taxes was recorded at an effective tax rate that is lower than the U.S. federal statutory rate because of valuation allowance against its deferred tax assets.
Recent Accounting Pronouncements
Income Taxes. The Company has early adopted Accounting Standards Update (ASU) 2015-17, Balance Sheet Classification of Deferred Taxes, which requires deferred tax assets and liabilities to be classified as non-current, in a classified statement of financial position. The adoption had no significant impact to the Company's consolidated balance sheet, and no impact to the statements of comprehensive loss and member's equity, and cash flows.
Revenue Recognition. In May 2014, the Financial Accounting Standards Board (FASB) issued ASU 2014-09 - Revenue from Contracts with Customers, which will supersede nearly all existing revenue recognition guidance under U.S. generally accepted accounting principles (GAAP). The core principal of ASU 2014-09 is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.
In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, which amends certain aspects of ASU 2014-09, Revenue from Contracts

PROVIDENCE HUMAN SERVICES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015
(In thousands)

with Customers (Topic 606) Section A - Summary and Amendments That Create Revenue From Contracts With Customers (Topic 606) and Other Assets and Deferred Costs - Contracts With Customers (Subtopic 340-40). The amendments, which address transition, collectibility, non-cash consideration and the presentation of sales and other similar taxes, do not change the core principles of ASU 2014-09, but rather address implementation issues and are intended to result in more consistent application.
In April 2016, the FASB issued ASU 2016-10, Identifying Performance Obligations and Licensing, which amends certain aspects of ASC 606, Revenue from Contracts with Customers. ASU 2016-10 amends step two of the new revenue standard’s five-step model to include guidance on immaterial promised goods or services, shipping and handling activities and identifying when promises represent performance obligations. ASU 2016-10 also provided guidance related to licensing such as, but not limited to, sales-based and usage-based royalties and renewals of license that provide a right to use intellectual property.
In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers - Principal vs. Agent Considerations, which amends the principal–versus–agent implementation guidance in ASC 606. ASU 2016-08 clarifies that an entity should evaluate whether it is the principal or agent for each specified good or service promised in a contract with a customer as defined in ASC 606. The entity must first identify each specified good or service to be provided to the customer and then assess whether it controls each specified good or service. The ASU also removed two of the five indicators used in evaluating control under the old guidance and re-frames the remaining three indicators.
In July 2015, the FASB affirmed its proposal to defer the effective date of ASU 2014-09 for all entities by one year. As a result, non-public business entities will apply the new revenue standard to annual reporting periods beginning after December 15, 2018. The Company intends to adopt this standard on January 1, 2018, however, because it is a wholly owned subsidiary of a public business entity. The Company is currently evaluating its plan for adoption and the impact to its revenue recognition policies, procedures and control framework, and the resulting impact to its financial position, results of operations and cash flows.
Leases. In February 2016, the FASB issued ASU 2016-02, Leases. ASU 2016-02 amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets. ASU 2016-02 is effective for non-public entities for annual reporting periods beginning after December 15, 2019, and requires a modified retrospective transition approach. The Company intends to adopt this standard on January 1, 2019, however, because it is a wholly owned subsidiary of a public business entity. Early adoption is permitted; the Company is currently evaluating the potential effects of the adoption to its financial statements.
Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), and the American Institute of Certified Public Accountants, did not have, or are not believed by management to have, a material impact on the Company's present or future consolidated financial statements.

3. Commitments and Contingencies
Legal Matters
The Company is involved in various claims and legal actions arising in the ordinary course of business, many of which are covered in whole or in part by insurance.
Rodriguez v. Providence Community Corrections.  On October 1, 2015, seven individuals, on behalf of themselves and all others similarly situated, filed a complaint in the District Court for the Middle District of Tennessee, Nashville Division, Case No. 3:15-cv-01048 (the "Rodriquez Litigation"), against Providence Community

PROVIDENCE HUMAN SERVICES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015
(In thousands)

Corrections, Inc. (now known as Pathways Community Corrections, Inc., or "PCC"). Rutherford County, Tennessee formerly contracted with PCC for the administration of misdemeanor probation, which involved the collection of court costs and fees from probationers. The complaint alleges, among other things, that PCC illegally assessed fees and surcharges against probationers and made improper threats of arrest and probation revocation if the probationers did not pay such amounts. The plaintiffs in the Rodriguez Litigation seek alleged compensatory, treble, and punitive damages, plus attorneys’ fees, for alleged federal and state constitutional violations, as well as alleged violations of the Racketeer Influenced and Corrupt Organization Act. PCC’s agreement with Rutherford County terminated effective December 29, 2015. On November 1, 2015, one month after the Rodriguez Litigation had been commenced, Molina acquired PCC from the PSC Parent pursuant to a membership interest purchase agreement. Molina has notified the PSC Parent that, for its failure to disclose the Rodriguez Litigation, Molina intends to seek indemnification from the PSC Parent under the membership interest purchase agreement for any liability arising from the Rodriguez Litigation.

4. Supplemental Condensed Consolidating Financial Information
Molina's principal operating subsidiaries are health maintenance organizations, which are required under applicable laws and related regulations to maintain levels of solvency, or capital, or net assets that would not be achieved if they guaranteed Molina's 5.375% Notes. Accordingly, only Molina's unregulated subsidiaries, which include the Company and certain of its subsidiaries (collectively, the Guarantors), guarantee the 5.375% Notes.
The 5.375% Notes are fully and unconditionally, and jointly and severally guaranteed by the Guarantors. Each 5.375 Notes guarantee is:

•	A general senior unsecured obligation of the Guarantor;

•	Equal in right of payment to all existing and future senior unsecured obligations of that Guarantor;

•	Effectively subordinate in right of payment to any existing or future secured obligations of that Guarantor to the extent of the value of the assets securing such obligations; and

•	Are senior in right of payment to any future subordinated obligations of that Guarantor.
The $700,000 principal amount of the 5.375% Notes represents the maximum potential amount of future payments (undiscounted) the Company could be required to make under the guarantee, with no limitation.
The following tables present supplemental condensed consolidating financial information for (1) the Company on a stand-alone basis (the "Parent Guarantor"), (2) the other guarantor subsidiaries of the Company on a combined basis (collectively, the "Other PHS Guarantor Subsidiaries"), (3) the non-guarantor subsidiaries of the Company on a combined basis (collectively, the "Non-Guarantor PHS Subsidiaries"), and (4) the Company, on a consolidated basis.

PROVIDENCE HUMAN SERVICES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015
(In thousands)

	As of September 30, 2015
	Parent Guarantor	Other PHS Guarantor Subsidiaries	Non-Guarantor PHS Subsidiaries	Eliminations	Consolidated
CONDENSED BALANCE SHEET
Assets
Cash and cash equivalents	$—	$17,675	$4,619	$—	$22,294
Accounts receivable, net	—	43,065	271	—	43,336
Intercompany	69,985	63,412	33,944	(167,341)	—
Prepaid expenses and other current assets	—	3,527	568	—	4,095
Property and equipment, net	—	13,309	1,489	—	14,798
Goodwill and intangible assets, net	—	7,539	551	—	8,090
Deferred income taxes	—	214	(36)	—	178
Other assets	—	793	163	—	956
	$69,985	$149,534	$41,569	$(167,341)	$93,747

Liabilities and Member's Equity
Accrued expenses	$—	$13,546	$2,862	$—	$16,408
Accounts payable	—	2,872	359	—	3,231
Deferred revenue	—	844	186	—	1,030
Income taxes payable	—	507	142	—	649
Other long-term liabilities	—	1,718	726	—	2,444
Total liabilities	—	19,487	4,275	—	23,762
Member's equity	69,985	130,047	37,294	(167,341)	69,985
	$69,985	$149,534	$41,569	$(167,341)	$93,747

	As of December 31, 2014
	Parent Guarantor	Other PHS Guarantor Subsidiaries	Non-Guarantor PHS Subsidiaries	Eliminations	Consolidated
CONDENSED BALANCE SHEET
Assets
Cash and cash equivalents	$—	$18,613	$7,709	$—	$26,322
Accounts receivable, net	—	37,037	5,352	—	42,389
Intercompany	67,540	86,981	33,646	(188,167)	—
Prepaid expenses and other current assets	—	2,498	471	—	2,969
Property and equipment, net	—	9,697	1,738	—	11,435
Goodwill and intangible assets, net	—	8,033	657	—	8,690
Deferred income taxes	—	214	(36)	—	178
Other assets	—	808	182	—	990
	$67,540	$163,881	$49,719	$(188,167)	$92,973
Liabilities and Member's Equity
Accrued expenses	$—	$15,322	$4,262	$—	$19,584
Accounts payable	—	2,472	348	—	2,820
Deferred revenue	—	263	209	—	472
Income taxes payable	—	237	51	—	288
Other long-term liabilities	—	1,488	781	—	2,269
Total liabilities	—	19,782	5,651	—	25,433
Member's equity	67,540	144,099	44,068	(188,167)	67,540
	$67,540	$163,881	$49,719	$(188,167)	$92,973

PROVIDENCE HUMAN SERVICES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015
(In thousands)

	Three Months Ended September 30, 2015
	Parent Guarantor	Other PHS Guarantor Subsidiaries	Non-Guarantor PHS Subsidiaries	Eliminations	Consolidated
CONDENSED STATEMENT OF COMPREHENSIVE LOSS
Service revenue	$—	$69,549	$12,097	$—	$81,646
Operating expenses:
Service expense	—	38,982	6,043	—	45,025
General and administrative expense	—	35,005	6,618	—	41,623
Provision for doubtful accounts	—	—	2,005	—	2,005
Depreciation and amortization	—	1,037	160	—	1,197
Total operating expenses	—	75,024	14,826	—	89,850
Loss before income tax expense	—	(5,475)	(2,729)	—	(8,204)
Provision for income taxes	—	(90)	(30)	—	(120)
Comprehensive loss before equity in losses of subsidiaries	—	(5,565)	(2,759)	—	(8,324)
Equity in net losses of subsidiaries	(8,324)	—	—	8,324	—
Comprehensive loss	$(8,324)	$(5,565)	$(2,759)	$8,324	(8,324)

	Three Months Ended September 30, 2014
	Parent Guarantor	Other PHS Guarantor Subsidiaries	Non-Guarantor PHS Subsidiaries	Eliminations	Consolidated
CONDENSED STATEMENT OF COMPREHENSIVE LOSS
Service revenue	$—	$65,032	$17,255	$—	$82,287
Operating expenses:
Service expense	—	35,986	10,886	—	46,872
General and administrative expense	—	30,757	9,781	—	40,538
Provision for doubtful accounts	—	3	1,413	—	1,416
Depreciation and amortization	—	416	166	—	582
Total operating expenses	—	67,162	22,246	—	89,408
Loss before income tax expense	—	(2,130)	(4,991)	—	(7,121)
Provision for income taxes	—	(63)	(12)	—	(75)
Comprehensive loss before equity in losses of subsidiaries	—	(2,193)	(5,003)	—	(7,196)
Equity in net losses of subsidiaries	(7,196)	—	—	7,196	—
Comprehensive loss	$(7,196)	$(2,193)	$(5,003)	$7,196	(7,196)

PROVIDENCE HUMAN SERVICES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015
(In thousands)

	Nine Months Ended September 30, 2015
	Parent Guarantor	Other PHS Guarantor Subsidiaries	Non-Guarantor PHS Subsidiaries	Eliminations	Consolidated
CONDENSED STATEMENT OF COMPREHENSIVE LOSS
Service revenue	$—	$234,327	$38,730	$—	$273,057
Operating expenses:
Service expense	—	127,539	18,569	—	146,108
General and administrative expense	—	117,635	20,560	—	138,195
Provision for doubtful accounts	—	—	5,807	—	5,807
Depreciation and amortization	—	2,935	477	—	3,412
Total operating expenses	—	248,109	45,413	—	293,522
Loss before income tax expense	—	(13,782)	(6,683)	—	(20,465)
Provision for income taxes	—	(270)	(91)	—	(361)
Comprehensive loss before equity in losses of subsidiaries	—	(14,052)	(6,774)	—	(20,826)
Equity in net losses of subsidiaries	(16,037)	$—	$—	16,037	—
Comprehensive loss	$(16,037)	$(14,052)	$(6,774)	$16,037	$(20,826)

	Nine Months Ended September 30, 2014
	Parent Guarantor	Other PHS Guarantor Subsidiaries	Non-Guarantor PHS Subsidiaries	Eliminations	Consolidated
CONDENSED STATEMENT OF COMPREHENSIVE LOSS
Service revenue	$—	$215,426	$58,181	$—	$273,607
Operating expenses:
Service expense	—	117,613	37,486	—	155,099
General and administrative expense	—	102,923	26,971	—	129,894
Provision for doubtful accounts	—	49	4,216	—	4,265
Depreciation and amortization	—	1,321	502	—	1,823
Total operating expenses	—	221,906	69,175	—	291,081
Loss before income tax expense	—	(6,480)	(10,994)	—	(17,474)
Provision for income taxes	—	(188)	(37)	—	(225)
Comprehensive loss before equity in losses of subsidiaries	—	(6,668)	(11,031)	—	(17,699)
Equity in net losses of subsidiaries	(17,699)	$—	$—	17,699	—
Comprehensive loss	$(17,699)	$(6,668)	$(11,031)	$17,699	$(17,699)

PROVIDENCE HUMAN SERVICES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015
(In thousands)

	Nine Months Ended September 30, 2015
	Parent Guarantor	Other PHS Guarantor Subsidiaries	Non-Guarantor PHS Subsidiaries	Eliminations	Consolidated
CONDENSED STATEMENT OF CASH FLOWS
Net cash provided by (used) in operating activities	$—	$4,410	$(2,939)	$—	$1,471
Investing activities:
Purchases of property and equipment	—	(5,592)	(116)	—	(5,708)
Other, net	—	245	(36)	—	209
Net cash used in investing activities	—	(5,347)	(152)	—	(5,499)
Net decrease in cash and cash equivalents	—	(937)	(3,091)	—	(4,028)
Cash and cash equivalents - beginning	—	18,613	7,709	—	26,322
Cash and cash equivalents - ending	$—	$17,676	$4,618	$—	$22,294

	Nine Months Ended September 30, 2014
	Parent Guarantor	Other PHS Guarantor Subsidiaries	Non-Guarantor PHS Subsidiaries	Eliminations	Consolidated
CONDENSED STATEMENT OF CASH FLOWS
Net cash provided by (used in) operating activities	$—	$12,927	$(2,296)	$—	$10,631
Investing activities:
Purchases of property and equipment	—	(1,452)	(479)	—	(1,931)
Other, net	—	(137)	(65)	—	(202)
Net cash used in investing activities	—	(1,589)	(544)	—	(2,133)
Net increase (decrease) in cash and cash equivalents	—	11,338	(2,840)	—	8,498
Cash and cash equivalents - beginning	—	11,151	8,989	—	20,140
Cash and cash equivalents - ending	$—	$22,489	$6,149	$—	$28,638

5. Related Party Transactions
When the Company acquired Maple Services, LLC in August 2005, the PSC Parent’s former Chief Executive Officer, former Chief Financial Officer, and Chief Executive Officer of Human Services, became members of the board of directors of the not-for-profit organization (Maple Star Colorado, Inc.) formerly managed by Maple Services, LLC. Prior to Molina's acquisition of the Company on November 1, 2015, the members of Maple Star Colorado, Inc.’s board of directors included the PSC Parent’s Chief Executive Officer and Chief Financial Officer, and the Company's Chief Executive Officer. Maple Star Colorado, Inc. is a non-profit member organization governed by its board of directors and the state laws of Colorado in which it is incorporated. Maple Star Colorado, Inc. is not a federally tax exempt organization and neither the Internal Revenue Service rules governing IRC Section 501(c)(3) exempt organizations, nor any other IRC sections applicable to tax exempt organizations, apply to this organization. The Company provided management services to Maple Star Colorado, Inc. under a management agreement, the amounts for which were insignificant for the three and nine months ended September 30, 2015 and

PROVIDENCE HUMAN SERVICES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015
(In thousands)

2014. Amounts due to the Company from Maple Star Colorado, Inc. for reimbursable expenses and management services provided to it by the Company at September 30, 2015 and 2014, were insignificant.
Transactions with Parent
The PSC Parent provides various management, financial, legal, information systems and human resources services to the Company. Such general and administrative expenses incurred at the PSC Parent are allocated to the Company based upon the Company's relative direct expense levels, excluding costs for purchased services, which the Company's management believes to be reasonable. Charges for these services amounted to $5,690 and $5,607 in the three months ended September 30, 2015 and 2014, respectively and $20,286 and $19,334 in the nine months ended September 30, 2015 and 2014, respectively (included in general and administrative expense).